EX-99.B-77Q1

WADDELL & REED ADVISORS FUNDS

SUB-ITEM 77Q1(a):

Amendments to Registrant's Charter:

Trust Instrument for Waddell & Reed Advisors Funds, dated October 14, 2008, was filed with the Securities and Exchange Commission by EDGAR on November 14, 2008 in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Amendments to Registrant's Bylaws:

By-laws for Waddell & Reed Advisors Funds, dated October 14, 2008, were filed with the Securities and Exchange Commission by EDGAR on November 14, 2008 in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A, and is incorporated by reference herein.